Exhibit 99.1

   ADVO Reports Preliminary Fourth Quarter and Fiscal 2006 Results


    WINDSOR, Conn.--(BUSINESS WIRE)--Nov. 16, 2006--ADVO, Inc. (NYSE:
AD) today reported preliminary results for its fourth quarter and full year fiscal 2006. The Company's final results are subject to the completion of year-end audit procedures, and final results will be reported in conjunction with the filing of the Company's Form 10-K for fiscal 2006, expected to be filed in early December. On a preliminary basis, revenue for its fiscal year ended September 30, 2006 was a record $1,443.5 million versus $1,385.6 million in the prior fiscal year, operating income was $37.9 million versus $69.1 million in the prior fiscal year, and diluted E.P.S. was $0.66 versus $1.27 in the prior fiscal year. Fiscal 2006 contained a planned extra week versus the prior year period due to the Company's 52/53 week fiscal year, which occurred in the Company's third fiscal quarter.

    Full year fiscal 2006 results contained certain non-recurring and incremental costs totaling approximately $15.7 million, or $0.32 in E.P.S. Included in the full year results were litigation and other costs related to the Company's pending merger with Valassis Communications, Inc. (NYSE: VCI) of $7.4 million and a charge of $3.0 million related to the previously announced closure of the Company's Memphis production facility, the newspaper agreements in Southern California, and the outsourcing of the Company's graphics print services. In addition to these costs, the Company incurred incremental year-over-year expenses of $5.3 million related to the adoption of FAS123(R).

    On a preliminary basis, the Company's fourth quarter revenue was $343.8 million versus $343.2 million in the prior year period, operating income was a loss of ($5.7) million versus an operating profit of $14.1 million in the prior year period, and diluted E.P.S. was a loss of ($0.12) versus a profit of $0.27 in the prior year period.

    The fourth quarter of fiscal 2006 contained certain non-recurring and incremental costs totaling approximately $7.4 million. The fourth quarter included litigation and other costs related to the pending merger with Valassis of $4.5 million. Also included in the fourth quarter results was a charge of $1.5 million related to the previously announced closure of the Company's Memphis production facility, the newspaper agreements in Southern California, and the outsourcing of the Company's graphics print services. In addition to these costs, the Company incurred incremental year-over-year expenses of $1.4 million related to the adoption of FAS123(R).

    Additionally, during the Company's fourth fiscal quarter, adjustments were made to client billings which related to advertising distributed during the Company's third fiscal quarter. These billing adjustments related to orders entered in the Company's new SDR enterprise wide order-to-cash system, and were identified during the Company's fourth fiscal quarter. The billing adjustments totaled approximately 1.8% of the Company's quarterly revenue, and reduced fourth quarter revenue and operating income by approximately $6 million.

    Preliminary fourth quarter operating income as a percentage of revenue declined 5.8 percentage points versus the prior year period. The billing adjustments accounted for approximately 1.8 percentage points of operating margin decline. Incremental costs related to the Valassis merger and litigation accounted for 1.3 percentage points of operating margin decline, and costs related to investment in Company strategic initiatives, specifically the Memphis production facility consolidation, Southern California newspaper agreements and graphics print outsourcing, accounted for 0.4 percentage points of operating margin decline. The adoption of FAS123(R) accounted for 0.4 percentage points of operating margin decline.

    Fourth quarter operating income as a percent to revenue was also impacted by decreases in zone products revenue (1.6 percentage points), transitional costs related to the Company's conversion to its new enterprise-wide SDR order-to-cash system (approximately 0.9 percentage points), and additional depreciation expense primarily due to placing the Company's new SDR system in service (0.5 percentage points).

    The Company's preliminary year-end balance sheet showed improvements during its fourth fiscal quarter. As expected, improvements in receivables collections drove increases in cash flow, enabling the Company to pay off the third quarter ending revolver balance of $21 million. This left $125 million of long-term notes outstanding at fiscal year-end, and provided a year-end book cash balance of $38 million.

    For the full fiscal year capital expenditures were $44 million, down $11 million from the prior year.

    In the fourth quarter the Company's shared advertising packages grew 1.6% to 1.050 billion, and pieces per package were 8.6, up 2.2%. Total shared advertising piece volumes grew 3.9% to 9.1 billion. This quarterly piece volume result was the highest in ADVO's history, reflecting continuing increases in demand for the Company's products and movement toward more targeted, measurable media across the advertising marketplace. Revenue per piece(a)declined 5.7%, driven by the billing adjustments, decreases in zone product revenue, and to a lesser extent declines in advertising piece weights and revenue per ounce. Fourth quarter total zone products revenue declined $5.7 million year-over-year.

    Scott Harding, ADVO's Chief Executive Officer stated, "Like other companies in our industry, ADVO's performance was impacted by a decline in industry market conditions. Nevertheless I am proud of our efforts and believe that we are well positioned for success. I am particularly proud of our people as we are weathering the industry downturn in the face of the tremendous distraction and time commitment involved with the Valassis merger announcement, the thousands of hours spent on due diligence and Valassis-imposed integration planning activities, and the enormous burden of the ensuing litigation. Additionally, ADVO associates across our Company put forth a terrific effort during the implementation of our new SDR enterprise wide order-to-cash system. Despite these significant productivity drains, we were able to deliver revenue performance in excess of our peers. Our margins, while down, were consistent with declines realized across the industry." Mr. Harding continued, "This has been a year like no other, with management's time and energy devoted to several major initiatives. As we enter fiscal 2007, we are optimistic about our prospects for profitable growth, including continuing to capitalize on the marketplace trend towards more measurable, targeted media. Importantly, our efforts in 2007 will be focused on generating revenue within our existing in-home network, leveraging our cost base and delivering profitable growth. We are also looking forward to benefiting from the significant strategic initiatives in which we invested in this past year. These include the benefits from our Southern California newspaper agreements, graphics print outsourcing, Memphis facility consolidation, and redesigned Zone Products strategy."

    Pro forma impact of certain non-recurring expenses, one-time charges, and FAS123(R) adoption on operating income and diluted earnings per share*:

                                Operating Income     Diluted E.P.S.
                                  (Preliminary)       (Preliminary)
                               Twelve Months Ended Twelve Months Ended
                               ------------------- -------------------
($ millions, except E.P.S.)    September September September September
                                30, 2006  24, 2005  30, 2006  24, 2005
                               --------- --------- --------- ---------
As Reported                       $37.9     $69.1     $0.66     $1.27
Strategic initiatives charge        3.0        --      0.06        --
Litigation and merger related
 expenses                           7.4        --      0.15        --
Incremental FAS123(R) expense       5.3        --      0.11        --
3Q05 Realignment charge              --       3.5        --      0.07
                               --------- --------- --------- ---------
Pro forma **                      $53.6     $72.6     $0.98     $1.34

    * This non-GAAP financial measure reconciliation is provided because fiscal 2006 preliminary operating income and E.P.S. includes incremental expenses the Company incurred as a result of litigation and other costs related to its pending merger with Valassis, charges related to various strategic initiatives, and the adoption of new accounting rules related to FAS123(R). Management believes that reconciling operating income and E.P.S. in this manner facilitates comparisons to prior period results and assists securities analysts and others when comparing actual results to their expectations. The above non-GAAP E.P.S. calculation should not be considered a substitute for GAAP E.P.S.

    ** This non-GAAP financial measure does not adjust for estimated negative profit impact of an estimated $6 million in operating income and $0.14 in E.P.S. related to the transition to the Company's new order entry system during fiscal 2006.

Key Statistics - Preliminary Fiscal 2006 Results and Growth vs. Fiscal
 2005
----------------------------------------------------------------------

                                                        FY06 Excluding
                                       4Q06     FY06    53rd Week (b)
                                      -------  -------  --------------
Revenue (millions)                      $344   $1,444          $1,416
Revenue Growth                           0.2%     4.2%            2.2%

Advertising Packages (millions)        1,050    4,290           4,206
Advertising Package Growth               1.6%     3.3%            1.3%

Pieces per Package                       8.6      8.4
Pieces per Package Growth                2.2%     2.5%

Advertising Pieces (millions)          9,075   36,195          35,481
Advertising Pieces Growth                3.9%     5.9%            3.8%

Revenue per Thousand Pieces(a)        $33.80   $36.01
Revenue per Thousand Pieces Growth      -5.7%    -3.5%

% Underweight                           21.3%    22.3%
Percentage Point Improvement           1.8pp    0.6pp

    (a) 4Q06 and FY06 revenue per thousand pieces have been estimated to provide materially comparable statistics versus the prior year period.

    (b) The impact of the 53rd week on revenue, advertising packages and pieces has been estimated to provide materially comparable statistics to the prior year period.

    The Company will hold a prerecorded analyst conference call to discuss its fiscal 2006 earnings today at 5:15-6:00 p.m. ET. The call in number is 1-800-818-5264, and the replay number is 1-888-203-1112 (access code #7937439). The replay will be available until midnight, December 6, 2006. The call will also be available via webcast through the Investor Relations section of ADVO's website at www.advo.com.

    This press release may contain certain statements regarding ADVO's business outlook, prospects, future economic performance, anticipated profitability, revenues, expenses or other financial items, future contracts, market opportunities and other statements that are not historical facts, such statements are "forward looking statements" within the meaning of Section 27A of the Securities Act of 1933 and
Section 21E of the Securities Exchange Act of 1934, each as amended. Such forward looking statements are based on current information and expectations and are subject to risks and uncertainties which could cause ADVO's actual results to differ materially from those in the forward looking statements. ADVO's business is promotional in nature, and ADVO serves its clients on a "just in time" basis. As a result, fluctuations in the amount, timing, pages, weight, and kinds of advertising pieces can vary significantly from period to period, depending on its customers' promotional needs, inventories, and other factors. In any particular period these transactional fluctuations are difficult to predict, and can materially affect ADVO's revenue and profit results. ADVO's business contains additional risks and uncertainties which include, but are not limited to: general changes in customer demand and pricing; the possibility of consolidation in the retail sector; the impact of economic or political conditions on advertising spending and ADVO's distribution system; postal and paper prices; possible governmental regulation or legislation affecting aspects of ADVO's business; the efficiencies achieved with technology upgrades; fluctuations in interest rates; the outcome of litigation regarding ADVO's merger agreement with Valassis; and other general economic factors. Additonally, the information in this press release is presented on a preliminary basis, and represents management's best estimate of the Company's results for the fourth fiscal quarter and full fiscal year 2006. The results discussed herein are subject to the completion of the Company's year-end audit procedures, and final results will be reported in conjunction with the filing of the Company's Form 10-K for fiscal 2006.

    ADVO is the nation's leading direct mail media company, with annual revenues of $1.4 billion. Serving 17,000 national, regional and local retailers, the company reaches 114 million households, more than 90% of the nation's homes, with its ShopWise(R) shared mail advertising.

    The company's industry-leading targeting technology, coupled with its unparalleled logistics capabilities, enable retailers seeking superior return on investment to target, version and deliver their print advertising directly to consumers most likely to respond.

    Demonstrating ADVO's effectiveness as a print medium, the company's "Have You Seen Me? (R)" missing child card, distributed with each ShopWise(R) package, is the most recognized mail in America. This signature public service program has been responsible for safely recovering 143 children. The program was created in partnership with the National Center for Missing & Exploited Children and the U.S. Postal Service in 1985.

    ADVO employs 3,700 people at its 23 mail processing facilities, 33 sales offices and headquarters in Windsor, CT. The company can be visited online at www.ADVO.com.


                              ADVO, Inc.
                Consolidated Statements of Operations
                (In thousands, except per share data)

                          Quarter ended              Year ended
                     ------------------------ ------------------------
                     Preliminary*             Preliminary*
                      September   September    September   September
                          30,         24,          30,         24,
                        2006         2005        2006         2005
                     ------------ ----------- ------------ -----------
                     (Unaudited)  (Unaudited) (Unaudited)

Revenues                $343,778    $343,183   $1,443,537  $1,385,642

Cost of sales            281,001     267,260    1,141,283   1,062,382

Selling, general and
 administrative           68,519      61,856      264,361     254,162
                     ------------ ----------- ------------ -----------

Operating income          (5,742)     14,067       37,893      69,098

Interest expense          (2,769)     (1,859)      (9,455)     (6,897)
Equity earnings in
 joint ventures              924         551        3,276       2,029
Other income
 (expense), net              160          34          351        (306)
                     ------------ ----------- ------------ -----------
Income before income
 taxes                    (7,427)     12,793       32,065      63,924

Provision for income
 taxes                    (3,798)      4,399       11,268      23,971
                     ------------ ----------- ------------ -----------

Net income              $ (3,629)   $  8,394   $   20,797  $   39,953
                     ============ =========== ============ ===========



Basic earnings per
 share                  $  (0.12)   $   0.27   $     0.66  $     1.29
                     ============ =========== ============ ===========

Diluted earnings per
 share                  $  (0.12)   $   0.27   $     0.66  $     1.27
                     ============ =========== ============ ===========



Dividends declared
 per share              $   0.11    $   0.11   $     0.44  $     0.44
                     ============ =========== ============ ===========



 Weighted average
  basic shares            31,474      31,196       31,376      30,998
 Weighted average
  diluted shares          31,474      31,524       31,573      31,378

    * The Company's final fourth quarter and year-end fiscal 2006 results are subject to the completion of year-end audit procedures, and final results will be reported in conjunction with the filing of the Company's Form 10-K for fiscal 2006, expected to be filed in early December.


                              ADVO, Inc.
                     Consolidated Balance Sheets
                  (In thousands, except share data)

                                           Preliminary *
                                           September 30, September 24,
                                               2006          2005
                                           ------------- -------------
ASSETS                                      (Unaudited)
Current assets:
     Cash and cash equivalents               $   37,721    $   46,238
     Accounts receivable, net                   210,039       162,542
     Inventories                                  3,948         2,500
     Prepaid postage                              7,002        10,747
     Prepaid expenses and other current
      assets                                      6,508         6,360
     Federal income taxes receivable              4,677         2,884
     Deferred income taxes                       13,358        10,996
                                           ------------- -------------
        Total current assets                    283,253       242,267

Property, plant and equipment                   452,885       420,738
Less accumulated depreciation and
 amortization                                  (258,276)     (226,735)
                                           ------------- -------------
   Net property, plant and equipment            194,609       194,003

Investment in deferred compensation plan         16,462        15,134
Goodwill                                         22,890        22,824
Other assets                                      3,424         4,502
                                           ------------- -------------
TOTAL ASSETS                                 $  520,638    $  478,730
                                           ============= =============

LIABILITIES
Current liabilities:
    Accounts payable                             55,041        55,276
    Accrued compensation and benefits            29,951        27,919
    Customer advances                            25,819         7,302
    Federal and state income taxes payable        2,467           325
    Other current liabilities                    26,699        25,468
                                           ------------- -------------
        Total current liabilities               139,977       116,290

Long-term debt                                  123,974       124,867
Deferred income taxes                            23,109        29,641
Deferred compensation plan                       17,451        16,172
Other liabilities                                12,146         6,475
                                           ------------- -------------
     Total liabilities                          316,657       293,445

STOCKHOLDERS' EQUITY
Preferred stock, $.01 par value
 (Authorized 5,000,000 shares, none
 issued)                                            ---           ---
Common stock, $.01 par value (Authorized
 80,000,000 shares, issued 32,075,347 and
 31,719,419 shares, respectively)                   321           317
Additional paid-in capital                      188,841       180,510
Unamortized deferred compensation                    --        (3,846)
Accumulated earnings                             24,063        17,182
Less shares of common stock held in
 treasury at cost                                (8,949)       (8,124)
Less shares of common stock held in
 deferred compensation trust                       (988)       (1,038)
Accumulated other comprehensive income              693           284
                                           ------------- -------------
     Total stockholders' equity                 203,981       185,285
                                           ------------- -------------

TOTAL LIABILITIES & STOCKHOLDERS' EQUITY     $  520,638    $  478,730
                                           ============= =============

    * The Company's final year-end fiscal 2006 results are subject to the completion of year-end audit procedures, and final results will be reported in conjunction with the filing of the Company's Form 10-K for fiscal 2006, expected to be filed in early December.


                              ADVO, Inc.
                Consolidated Statements of Cash Flows
                            (In thousands)

                                                   Year Ended
                                           ---------------------------
                                           Preliminary *
                                           September 30, September 24,
                                               2006          2005
                                           ------------- -------------
                                            (Unaudited)
Cash flows from operating activities:
  Net income                                  $  20,797     $  39,953
Adjustments to reconcile net income to net
 cash flows (used) provided by operating
 activities:
  Depreciation                                   42,968        38,359
  Stock-based compensation                        7,996         2,666
  Amortization of debt issue costs                  554           554
  Deferred income taxes                          (9,050)        8,678
  Provision for bad debts                         6,776         9,610
  Equity earnings from joint ventures            (3,276)       (2,029)
  Other                                             (32)          (10)
Change in operating assets and
 liabilities, net of effects of
 acquisitions:
  Accounts receivable                           (54,452)      (22,366)
  Inventories                                    (1,446)         (373)
  Prepaid postage                                 3,745        (9,404)
  Prepaid expenses and other current
   assets                                          (147)           85
  Investment in deferred compensation plan          (61)         (445)
  Other assets                                      636         1,811
  Accounts payable                                  (26)        3,254
  Accrued compensation and benefits               2,019          (156)
  Deferred compensation plan                         61           445
  Customer advances                              18,514        (1,353)
  Federal and state income taxes payable            173        (3,638)
  Other liabilities                               6,364         2,621
  Distributions from equity joint ventures        3,164         1,963
                                           ------------- -------------
Net cash provided by operating activities        45,277        70,225

Cash flows from investing activities:
  Acquisitions, net of cash acquired                 --          (219)
  Expenditures for property, plant and
   equipment                                    (44,051)      (54,910)
  Proceeds from disposals of property,
   plant and equipment                              518           232
  Proceeds from sale of aircraft rights              --         2,350
                                           ------------- -------------
Net cash used by investing activities           (43,533)      (52,547)

 Cash flows from financing activities:
  Proceeds from exercise of stock options         3,799        13,406
  Tax benefit from stock transactions               562            --
  Treasury stock transactions related to
   stock awards                                    (825)       (1,577)
  Cash dividends paid                           (13,877)      (13,650)
                                           ------------- -------------
Net cash used by financing activities           (10,341)       (1,821)

Effect of exchange rate changes on cash
 and cash equivalents                                80            97

Change in cash and cash equivalents              (8,517)       15,954

Cash and cash equivalents at beginning of
 period                                          46,238        30,284
                                           ------------- -------------

Cash and cash equivalents at end of period    $  37,721     $  46,238
                                           ============= =============

    * The Company's final year-end fiscal 2006 results are subject to the completion of year-end audit procedures, and final results will be reported in conjunction with the filing of the Company's Form 10-K for fiscal 2006, expected to be filed in early December.

    CONTACT: Investors:
             ADVO, Inc.
             Chris Hutter, 860-285-6424
             National Vice President, Finance
             or
             Joele Frank, Wilkinson Brimmer Katcher
             Joele Frank / Eric Brielmann, 212-355-4449 or
             Media:
             ADVO, Inc.
             Pam Kueber, 860-298-5797
             Vice President, Corporate Communications